UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008 (May 6, 2008)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In connection with the issuance of Cyberonics, Inc.’s (the “Company’s”) 3.0% Senior Subordinated Convertible Notes due in 2012 (the “Notes”), the Company purchased call options (the “Note Hedge”) from Merrill Lynch International (“MLI”), an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.  The Note Hedge transaction is governed by the terms of the Confirmation of OTC Convertible Note Hedge, dated as of September 21, 2005, between the Company and MLI (the “Confirmation”).  The Note Hedge enables the Company to purchase approximately 3,000,000 shares of the Company’s common stock at an exercise price of $41.50 per share.

As previously disclosed, the Company entered into an agreement (the “Settlement Agreement”) with Wells Fargo Bank, National Association (the “Trustee”), to settle litigation that had been outstanding with respect to the Indenture dated as of September 27, 2005 (the “Indenture”) that governs the Notes.  Pursuant to the Settlement Agreement, the Company and the Trustee agreed to execute a supplement to the Indenture (the “Supplemental Indenture”).  Under the terms of the Supplemental Indenture, the Company agreed to repurchase for par value any Note tendered to the Company on December 27, 2011.

MLI delivered a notice to the Company pursuant to which MLI asserted that the Note Hedge was terminated effective May 6, 2008 in accordance with the terms of the Confirmation.  MLI asserted that the execution of the Supplemental Indenture constituted an “Amendment Event” (as such term is defined in the Confirmation) that resulted in the occurrence of an “Additional Termination Event” (as such term is defined in the Confirmation) and gave rise to a right to termination.  The Company is reviewing MLI’s assertion that the Note Hedge has been terminated and the consequences of that action.

The Company does not anticipate that a termination of the Note Hedge would have a material effect on the Company’s financial position or results of operations.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. These statements relate to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology such as “expect,” “may,” “will,” “intend,” “anticipate,” “believe,” “estimate,” “could,” “possible,” “plan,” “project,” “forecast” and similar expressions. Our forward-looking statements generally relate to our growth strategies, financial results, reimbursement programs, product acceptance programs, product development programs, clinical and new indication development programs, regulatory approval programs, manufacturing processes and sales and marketing programs. Forward-looking statements should be carefully considered as involving a variety of risks and uncertainties, which include, but are not limited to whether or not the Note Hedge has been effectively terminated and the financial effects of and final accounting for such termination.  No forward-looking statements can be guaranteed to be accurate and actual outcomes may vary materially. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this Form 8-K to conform these statements to actual results, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By:/s/ David S. Wise
Name: David S. Wise
Title: Secretary

May 12, 2008